UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 24, 2020
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On February 24, 2020, Body and Mind Inc. (the “Company”) issued a news release announcing that it has received all necessary permits to commence operations at its Nevada production facility located within one mile of the Pepper Lane cultivation facility.

The new production facility will be located within a 7,500 square foot commercial building where the Company has secured a long-term lease. Equipment is being moved into the facility and the space has been custom designed to produce edibles, oils and extracts at scale. With the increased production capacity, the Company plans to offer contract manufacturing for other brands of complementary products.

“We are looking forward to the opportunity to expand all aspects of our production as we move into the custom designed space. The new facility includes high-volume extraction equipment to dramatically increase capacity and efficiency of our extraction products including oils, wax, live resin and ambrosia. We currently have strong demand for our brands and new equipment and space planning is anticipated to enable us to meet the increased interest for our current and future products. The new facility and increased capacity will allow Body and Mind the opportunity to provide white label services to national brands interested in entering the Nevada market” stated Michael Mills, President and Interim CEO of BaM.

The Company is currently testing new edible, oil and extraction products that upon successful testing will be manufactured at the new facility and marketed under the Body and Mind marquis life-style brand.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	News Release dated February 24, 2020.

- 2 -

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: February 24, 2020	By:	/s/ Michael Mills
Michael Mills
President, Interim CEO and Director

- 3 -